Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Shengshi Elevator International Holding Group Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, CHENG, Sau Heung, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 22, 2022	By:	/s/ CHENG, Sau Heung
CHENG, Sau Heung Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)